SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                             (AMENDMENT NO.______ )

               Filed by the Registrant                      [X]
               Filed by a Party other than the Registrant   [ ]

               Check the appropriate box:
               [ ] Preliminary Proxy Statement
               [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
               [X] Definitive Proxy Statement
               [ ] Definitive Additional Materials
               [ ] Soliciting Material Pursuant to ss.
                   240.14a-11(c) or ss. 240.14a-12


                  Voyageur Arizona Municipal Income Fund, Inc.
              Voyageur Colorado Insured Municipal Income Fund, Inc.
                 Voyageur Florida Insured Municipal Income Fund
                 Voyageur Minnesota Municipal Income Fund, Inc.
                Voyageur Minnesota Municipal Income Fund II, Inc.
               Voyageur Minnesota Municipal Income Fund III, Inc.
                (Name of Registrant as Specified in its Charter)


                                  [Insert Name]
      Name of Person(s) Filing Proxy Statement if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4 and 0-11.

     (1) Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     --------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction :

     --------------------------------------------------------------------------
     (5) Total fee paid:


[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     --------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

     --------------------------------------------------------------------------
     (3)  Filing Party:

     --------------------------------------------------------------------------
     (4)  Date Filed:

     --------------------------------------------------------------------------


Q&A ABOUT THE VOYAGEUR FUND MANAGERS ACQUISITION

ON JANUARY 15, LINCOLN NATIONAL CORPORATION ANNOUNCED IT WOULD ACQUIRE VOYAGEUR FUND MANAGERS. IN RESPONSE TO THIS ACQUISITION, WE CREATED THIS QUESTION AND ANSWER SECTION TO ADDRESS ANY CONCERNS YOU MAY HAVE. IF YOU REQUIRE ADDITIONAL INFORMATION ABOUT THE PROXY OR TRANSACTION, PLEASE CONTACT SHAREHOLDER COMMUNICATIONS AT 800.733.8481 EXTENSION 438. A REPRESENTATIVE WILL BE AVAILABLE TO ANSWER YOUR QUESTIONS FROM MONDAY THROUGH FRIDAY FROM 9 A.M. TO 11 P.M. (EASTERN STANDARD TIME).


Q. How will the acquisition of Voyageur Fund Managers impact my investments?

A. We believe this acquisition will be very positive for our fund shareholders. Delaware Management Company -- an indirect subsidiary of Lincoln National Corporation -- currently offers a broad variety of retail open-end mutual funds and two closed-end funds with assets under management of approximately $10.3 billion. By combining the assets of these two fund families, it is anticipated that certain efficiencies may be gained through the coordination of administrative, marketing and trading functions. Also, it is believed that shareholders may benefit from an expanded depth of resources that can be devoted to investment management.


Q. Will the investment advisory fees stay the same?

A. Yes, under the terms of the proposed investment advisory agreements, the investment management fees paid by your Fund will remain the same.


Q. Will the management of my Voyageur Fund investments change dramatically?

A. No. For all closed-end Voyageur Funds except Florida, the portfolio managers will remain the same. A number of Voyageur employees have entered into employment agreements with Lincoln National Corporation. This includes two of Voyageur's senior portfolio managers, Elizabeth H. Howell and Andrew M. McCullagh, who will continue to manage most Voyageur tax free funds from their offices in Minneapolis and Denver. For the Florida Fund, experienced Delaware personnel will provide investment advice in a manner that is generally consistent with prior management. Also, Mr. McCullagh will assist with the management of the Florida Fund.


Q. Why is a shareholder vote necessary?

A. The Investment Company Act of 1940, as amended, generally requires that shareholders approve a new investment advisory agreement whenever there is a change in control of the investment adviser. The proposed acquisition of the holding company of Voyageur Fund Managers by Lincoln National Corporation will result in a change in control of Voyageur Fund Managers and, therefore, requires a shareholder vote on a new investment advisory agreement for each Fund (other than those being asked to liquidate or reorganize).


Q. Is the Fund board changing?

A. The current Voyageur Fund board of directors has nominated a slate of directors which includes one current Voyageur Fund board member, Thomas F. Madison, the six members of the current board of the Delaware Group of Funds and one additional individual from Lincoln National Corporation. The Delaware Fund, board currently contains five independent directors.


Q. Who will pay for the cost associated with the acquisition, the shareholder meeting and this proxy solicitation?

A. Lincoln National Corporation -- not the Funds -- will bear the costs associated with consideration of the proposals being presented to shareholders, including the costs of the joint meetings of shareholders and the proxy solicitation.


Q. How do the Fund Board members suggest I vote?

A. After careful consideration, the board members of the Voyageur Funds unanimously recommend that you vote "FOR" all the items on the enclosed proxy card.


Q. Who should I contact about this proxy vote?

A. Shareholder Communications Corporation at 800.733.8481 extension 438. They are a professional proxy solicitation firm retained by Voyageur Fund Managers and Delaware Management Holdings to assist in answering shareholders questions about the proxy vote and soliciting shareholder votes.


Q. Who will answer questions about my Voyageur Fund investments?

A. During this transition period, it will be business as usual; shareholders should call Voyageur Client Services at 800.545.3863 to obtain information about their Voyageur Fund investments.


Q. Are all of the Voyageur Funds covered by the enclosed proxy statement?

A. No. All of the Voyageur Funds are affected by the proposed acquisition. However, because different Funds are affected differently, there are three separate proxy statements. As a result, depending on which Voyageur Fund you own, you may receive more than one proxy statement.





                  VOYAGEUR ARIZONA MUNICIPAL INCOME FUND, INC.
              VOYAGEUR COLORADO INSURED MUNICIPAL INCOME FUND, INC.
                 VOYAGEUR FLORIDA INSURED MUNICIPAL INCOME FUND
                 VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND, INC.
                VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND II, INC.
               VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND III, INC.

                             90 South Seventh Street
                          Minneapolis, Minnesota 55402

                 NOTICE OF ANNUAL JOINT MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 11, 1997



         The annual joint meeting of shareholders of Voyageur Arizona Municipal Income Fund, Inc., Voyageur Colorado Insured Municipal Income Fund, Inc., Voyageur Florida Insured Municipal Income Fund, Voyageur Minnesota Municipal Income Fund, Inc., Voyageur Minnesota Municipal Income Fund II, Inc. and Voyageur Minnesota Municipal Income Fund III, Inc. (individually a "Fund" and collectively the "Funds") will be held at 9:00 a.m. on Friday, April 11, 1997 at 90 South Seventh Street, Suite 4400, Minneapolis, Minnesota 55402. The purposes of the meeting are as follows:


         1. For shareholders of each Fund to elect a Board of Directors or Trustees.

         2. For shareholders of each Fund to approve a new Investment Advisory Agreement.


         3. For shareholders of each Fund to ratify the Board of Directors' or Trustees' selection of Ernst & Young LLP as the independent public accountants of such Fund for the fiscal year ending March 31, 1998.


         4. To transact such other business as may properly come before the meeting.

         EACH FUND'S BOARD OF DIRECTORS OR TRUSTEES UNANIMOUSLY RECOMMENDS APPROVAL OF EACH ITEM LISTED ON THIS NOTICE OF ANNUAL MEETING OF SHAREHOLDERS.

         Shareholders of record on February 10, 1997 are the only persons entitled to notice of and to vote at the meeting.

         Your attention is directed to the attached Proxy Statement. We hope you can attend. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE UPCOMING MEETING, PLEASE FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY OR PROXIES AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE FURTHER SOLICITATION EXPENSE. WE RESPECTFULLY ASK FOR YOUR COOPERATION IN RETURNING YOUR PROXY PROMPTLY. A stamped return envelope is included for your convenience. If you are present at the meeting, you may then revoke your proxy and vote in person, as explained in the Proxy Statement in the section entitled "ANNUAL JOINT MEETING OF SHAREHOLDERS--APRIL 11, 1997."



Dated:      February 26, 1997                     Thomas J. Abood
                                                  Secretary





                                 PROXY STATEMENT


                  VOYAGEUR ARIZONA MUNICIPAL INCOME FUND, INC.
              VOYAGEUR COLORADO INSURED MUNICIPAL INCOME FUND, INC.
                 VOYAGEUR FLORIDA INSURED MUNICIPAL INCOME FUND
                 VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND, INC.
                VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND II, INC.
               VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND III, INC.

                       90 South Seventh Street, Suite 4400
                          Minneapolis, Minnesota 55402

              ANNUAL JOINT MEETING OF SHAREHOLDERS--APRIL 11, 1997


         The enclosed proxy is solicited by the Board of Directors or Trustees (hereafter referred to as "Board of Directors") of Voyageur Arizona Municipal Income Fund, Inc. ("Arizona Fund"), Voyageur Colorado Insured Municipal Income Fund, Inc. ("Colorado Fund"), Voyageur Florida Insured Municipal Income Fund ("Florida Fund"), Voyageur Minnesota Municipal Income Fund, Inc. ("Minnesota Fund"), Voyageur Minnesota Municipal Income Fund II, Inc. ("Minnesota Fund II") and Voyageur Minnesota Municipal Income Fund III, Inc. ("Minnesota Fund III") (individually a "Fund" and collectively the "Funds") in connection with the annual joint meeting of shareholders of each Fund to be held on April 11, 1997, and any adjournments thereof (the "Meeting"). The costs of solicitation, including the cost of preparing and mailing the Notice of Meeting of Shareholders and this Proxy Statement, will be borne by Lincoln National Corporation ("LNC") and will not be an expense of the Funds, and the mailing will take place on approximately February 26, 1997. Representatives of Voyageur Fund Managers, Inc. ("VFM"), the current investment adviser of each Fund, may, without cost to the Funds, solicit proxies on behalf of management of the Funds by means of mail, telephone or personal calls. The address of VFM is that of the Funds as listed above. VFM has engaged Shareholder Communications Corporation ("SCC") to assist in the solicitation. Representatives of SCC may telephone shareholders who have not voted, encouraging them to vote. The estimated cost of engaging SCC, all of which will be paid by LNC and not by your Fund, is $ 50,000.

         A proxy may be revoked before the Meeting by giving written notice of revocation to the Secretary of the applicable Fund, or at the Meeting prior to voting. Unless revoked, properly executed proxies in which choices are not specified by the shareholders will be voted "for" each item for which no choice is specified, in accordance with the recommendation of the applicable Fund's Board of Directors. In instances where choices are specified by the shareholders in the proxy, those proxies will be voted or the vote will be withheld in accordance with the shareholder's choice. With regard to the election of directors or trustees (hereafter referred to as "directors"), votes may be cast in favor or withheld. Abstentions may be specified on all proposals other than the election of directors. Abstentions and votes withheld with respect to the election of directors will be counted as present for purposes of determining whether a quorum of shares is present at the Meeting with respect to the item on which the abstention is noted, and will have the same effect as a vote "against" such item. Under the Rules of the New York Stock Exchange, if a proposal is considered "non-discretionary," then brokers who hold Fund shares in street name for customers are not authorized to vote on such proposal on behalf of their customers who have not furnished the broker specific voting instructions. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on a proposal, then the shares covered by such non-vote shall not be counted as present for purposes of calculating the vote with respect to such proposal. So far as the Board of Directors is aware, no matter other than those described in this Proxy Statement will be acted upon at the Meeting. Should any other matters properly come before the Meeting calling for a vote of shareholders, it is the intention of the persons named as proxies in the enclosed proxy to act upon such matters according to their best judgment.


         Only shareholders of record of each Fund on February 10, 1997, may vote at the Meeting or any adjournment thereof. As of that date, there were issued and outstanding common and preferred shares of each Fund (common and preferred shares of beneficial interest with respect to Florida Fund) as follows:


                                  COMMON SHARES         PREFERRED SHARES
                                  -------------         ----------------
         Arizona Fund               2,982,200                  500
         Colorado Fund              4,837,100                  800
         Florida Fund               2,422,200                  400
         Minnesota Fund             2,594,700                  400
         Minnesota Fund II          7,252,200                1,200
         Minnesota Fund III         1,837,200                  300

Each shareholder of a Fund is entitled to one vote for each share held. None of the matters to be presented at the Meeting will entitle any shareholder to cumulative voting or appraisal rights. No person, to the knowledge of Fund management, beneficially owned more than 5% of the voting shares of any class of any of the Funds as of January 31, 1997, except as follows: Arizona Fund -- Apollo Group Inc., 4615 E Elwood Street, Phoenix, AZ 85040, 189 shares (38.80%) and University of Phoenix, 4615 E Elwood Street, Phoenix, AZ 85040, 60 shares (12.00%); Florida Fund -- Lee R. Raymond and Charlene Raymond, 4642 Meadowood, Dallas, TX 75220, 53 shares (13.25%); Minnesota Fund -- Shopko Stores Inc., 700 Pilgrim Way, Green Bay, WI 54307, 60 shares (15.00%), Gem Industries Inc., P.O. Box 610, Toccoa, GA 30577, 46 shares (11.50%), The Buckle Inc., 2407 West 24th St, Kearney, NE 68847, 44 shares (11.00%), Scott William Chaney and Kathleen Marie Chaney, 5912 Royal Palm Drive, Plano TX 75093, 40 shares (10.00%) and Ronald E. Ezerski, 2715 Pence Lane, Orono, MN 55331, 24 shares (6.00%); Minnesota Fund II -- Cal-Main Foods, Inc., P.O. Box 2960, West Jackson Station, Jackson, MS 39207, 130 shares (10.83%), Ronald E. Ezerski, 2715 Pence Lane, Orono, MN 55331, 82 shares (6.83%), Physicians Resource Group, Three Lincoln Center, 5430 LBJ Freeway #1540, Dallas, TX 75240, 80 shares (6.67%) and Shopko Stores Inc., 700 Pilgrim Way, Green Bay, WI 54307, 80 shares (6.67%); Minnesota Fund III -- Stephen M. Grand, 4850 Coolidge Rd, Royal Oak, MI 48073, 140 shares (46.67%) and Ronald E. Ezerski, 2715 Pence Lane, Orono, MN 55331, 20 shares (6.67%).


         In the event that sufficient votes are not received for the adoption of any proposal, an adjournment or adjournments of the Meeting may be sought. Any adjournment would require a vote in favor of the adjournment by the holders of a majority of the shares present at the meeting (or any adjournment thereof) in person or by proxy. In such circumstances, the persons named as proxies will vote in favor of any proposed adjournment.

         COPIES OF EACH FUND'S MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS ARE AVAILABLE TO SHAREHOLDERS UPON REQUEST. IF YOU WOULD LIKE TO RECEIVE A COPY, PLEASE CONTACT THE FUNDS AT 90 SOUTH SEVENTH STREET, MINNEAPOLIS, MINNESOTA 55402 OR CALL (800) 553-2143, AND ONE WILL BE SENT, WITHOUT CHARGE, BY FIRST-CLASS MAIL WITHIN THREE BUSINESS DAYS OF YOUR REQUEST.

                                   BACKGROUND

INTRODUCTION


         The Meeting has been called as a result of the proposed Merger, as defined and discussed in greater detail below under "The Proposed Merger." The proposed Merger involves the parent company of VFM and a newly formed subsidiary of LNC. The Merger, which is expected to occur on or about April 30, 1997, will result in LNC having ultimate ownership and control of VFM, the Funds' investment adviser. This change in control will result in the automatic termination of the investment advisory agreements between the Funds and VFM. Thus shareholders of each Fund are being asked to approve new investment advisory agreements. In addition, shareholders are being asked to elect eight members to each Fund's Board of Directors, including one director from the current Boards who has been nominated for reelection. The remaining members of the current Boards are expected to resign immediately prior to closing of the Merger. Shareholders of each Fund are also being asked to ratify the selection of Ernst & Young LLP as the independent public accountants of such Fund for the fiscal year ending March 31, 1998. All of the proposals on which shareholders are being asked to vote are contingent upon consummation of the Merger. If the Merger is not consummated, the current Boards of Directors will remain in office, the current investment advisory agreements will remain in effect and KPMG Peat Marwick LLP will remain the Funds' independent public accountants.


THE PROPOSED MERGER

         VFM currently serves as the investment adviser to each Fund. VFM is an indirect wholly owned subsidiary of Dougherty Financial Group, Inc. ("DFG"), which is owned 49.83% by Michael E. Dougherty and 49.83% equally by James O. Pohlad, Robert C. Pohlad and William M. Pohlad (the "Pohlads").

         On January 15, 1997, DFG, Mr. Dougherty and the Pohlads entered into an Agreement and Plan of Merger with LNC (the "Merger Agreement"). The Merger Agreement provides that a wholly owned subsidiary of LNC will be merged with and into DFG, causing DFG to become a wholly owned subsidiary of LNC. This transaction is referred to herein as the "Merger." Prior to the closing date of the Merger (the "Closing Date") a reorganization will be completed (the "Reorganization") whereby certain assets of DFG and its subsidiaries, including all of the assets of VFM used solely or primarily in the private accounts investment advisory business of VFM, will be sold by DFG to certain newly organized limited liability companies. Thus, these assets will not be acquired by LNC in connection with the Merger.


         LNC, with headquarters in Fort Wayne, Indiana, is a diversified organization with operations in many aspects of the financial services industry, including insurance and investment management. Delaware Management Company, Inc. ("DMC"), an indirect wholly owned subsidiary of LNC, and its affiliate, Delaware International Advisers Ltd., serve as the investment advisers to the investment companies in the Delaware Group of Investment Companies (the "Delaware Group"), which currently includes 16 open-end funds and two closed-end funds (comprising 48 separate investment portfolios). DMC through its Delaware Investment Advisers division, Delaware International Advisers Ltd. and certain other subsidiaries of Delaware Management Holdings, Inc. ("DMH") also provides investment advice with respect to separately managed accounts of institutional and other clients. DMH, through its subsidiaries, is responsible for the management of approximately $32 billion.

         Under the Merger Agreement, holders of DFG common stock will receive LNC common stock with a value of approximately $69 million. This amount is subject to certain adjustments, including a downward adjustment in the event that the aggregate net assets of the Funds and certain other investment companies managed by VFM (collectively, the "Voyageur Funds") as of the Closing Date is less than 90% but equal to or greater than 80% of the aggregate net assets of the Voyageur Funds as of January 14, 1997. In connection with the Reorganization, all issued and outstanding shares of DFG common stock other than those owned by Mr. Dougherty and the Pohlads will be redeemed and all outstanding options (other than those held by certain optionholders receiving compensation under the Merger Agreement) will be canceled. As a result, immediately prior to consummation of the Merger, the issued and outstanding shares of DFG will be owned 50% by Michael E. Dougherty, 16 2/3% by James O. Pohlad, 16 2/3% by Robert C. Pohlad and 16 2/3% by William M. Pohlad.

         The closing of the Merger (the "Closing") is subject to a number of conditions, including a condition that those Voyageur Funds which collectively represent at least 90% of the aggregate net assets of the Voyageur Funds as of the Closing Date will, by shareholder vote, have approved new investment advisory agreements and, with respect to the open-end Voyageur Funds, the Boards of Directors of such Funds shall have approved new distribution agreements. In addition, the aggregate net assets of the Voyageur Funds as of the Closing Date shall not be less than 80% of the aggregate net assets of the Voyageur Funds as of January 14, 1997, and the net assets of certain specified open-end Voyageur Funds (namely, Minnesota Insured Fund, Minnesota Tax Free Fund, Florida Insured Tax Free Fund, Colorado Tax Free Fund and Arizona Insured Tax Free Fund) as of the Closing Date shall not be less than 80% of their net assets as of January 14, 1997.


CONSUMMATION OF THE MERGER


         If the Merger is consummated, LNC will own indirectly all of the outstanding voting securities of VFM. Such new ownership will constitute a change in control of VFM and will cause the current investment advisory agreement of each Fund to terminate automatically in accordance with its terms, as required by the Investment Company Act of 1940, as amended (the "1940 Act"). Such termination will necessitate adoption by each Fund of a new agreement for the provision of investment advisory services. Shareholder approval of a new investment advisory agreement for each Fund is required under the 1940 Act and is proposed and described below under "Proposal Two -- Proposal to Approve New Investment Advisory Agreements."

         Following the Merger, it is possible that the businesses of VFM and DMC will be combined to consolidate all investment management activities of the Delaware Group and the Voyageur Funds into one company. In the event that such combination takes place, no change in ultimate control or management of VFM would occur.


         Each Fund also has entered into an administrative services agreement with Mitchell Hutchins Asset Management Inc. (Middlesex Administrators LP in the case of Colorado Fund). These administrative services agreements will continue in effect with the same terms and conditions if the Merger is consummated.


         To provide continuity of management of the Funds, LNC has offered employment contracts to Andrew M. McCullagh and Elizabeth H. Howell, which have been accepted. Either Mr. McCullagh or Ms. Howell currently acts as the portfolio manager for each of the Funds that is being asked to approve a new investment advisory agreement other than Florida Fund. The portfolio manager of Florida Fund will change as a result of the Merger. See "Proposal Two--Proposal to Approve New Investment Advisory Agreements--Introduction." LNC has also offered employment to and received acceptances from others involved in the investment process with Mr. McCullagh and Ms. Howell, including assistant portfolio managers and research analysts.



                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS


         Under the terms of each Fund's Articles of Incorporation (Agreement and Declaration of Trust with respect to Florida Fund), under normal circumstances, holders of preferred shares of each Fund are entitled to elect two of the Fund's directors, and the remaining directors are to be elected by the holders of the preferred shares and the common shares, voting together as a single class. Table I below shows the nominees for director to be elected by the holders of preferred shares of each Fund and Table II below shows the nominees for director to be elected by holders of preferred shares and common shares of each Fund, voting together as a single class. Current members of each Fund's Board of Directors are Clarence G. Frame, B. Kristine Johnson, Thomas F. Madison, Richard
F. McNamara, James W. Nelson and Robert J. Odegard. (Mr. Frame and Mr. Nelson were elected by the shareholders of the preferred shares of each Fund.) Upon closing of the Merger, all of such individuals other than Mr. Madison will resign, and the nominees set forth below will take office. Such individuals have been nominated for election by the current directors of the Funds who are not "interested persons" of the Funds as defined in the 1940 Act ("disinterested directors"). The election of such nominees is contingent upon consummation of the Merger.

         It is intended that the enclosed proxy will be voted for the shares represented thereby for the election of the persons named below as directors of each Fund unless such authority has been withheld in the proxy. The term of office of each person elected will be until the next annual meeting of shareholders or until his or her successor is duly elected and shall qualify. Mr. Madison has been a director of each Fund since May 1, 1994. Messrs. Babich, Knerr, Longstreth, Peck and Stork and Ms. Leven are currently directors of each investment company in the Delaware Group. Pertinent information regarding each nominee for at least the past five years is set forth following his or her name below.


                                     TABLE I
                       NOMINEES FOR DIRECTOR TO BE ELECTED
                         BY HOLDERS OF PREFERRED SHARES

                                PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
NAME AND AGE                    DURING PAST 5 YEARS
------------                    --------------------------------------------


W. Thacher Longstreth (age 76)  Director and/or Trustee of the 18 investment companies in the Delaware Group; Philadelphia City Councilman, 1984 to present; Consultant, Packard Press, 1988 to present; President, MLW Associates (business consulting), 1983 to present; Director, Healthcare Services Group, 1983 to present; Director Emeritus, Tasty Baking Company, 1991 to present; Director, MicroLeague Micromedia, Inc. (computer game publisher), 1996 to present; Director, Tasty Baking Company, 1968 to 1991; Vice Chairman, The Winchell Company (financial printing), 1983 to 1988.

Thomas F. Madison (age 60)      Director and/or Trustee of the 16 Voyageur
                                investment companies since 1994; President and CEO of MLM Partners, Inc. since 1993; Chairman of the Board, Communications Holdings, Inc., since 1996; previously, Vice Chairman--Office of the CEO, The Minnesota Mutual Life Insurance
                                Company from February to September 1994;
                                President of U.S. WEST Communications-- Markets from 1988 to 1993. Mr. Madison currently serves on the board of directors of Valmont Industries, Inc. (irrigation systems and steel manufacturing), Eltrax Systems, Inc. (data communications integration), Minnegasco, Span
                                Link Communications (software) and ACI
                                Telecentrics (outbound telemarketing and telecommunications).



                                    TABLE II
                       NOMINEES FOR DIRECTOR TO BE ELECTED
                               BY ALL SHAREHOLDERS

                                PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
NAME AND AGE                    DURING PAST 5 YEARS
------------                    ---------------------------------------------


Walter P. Babich (age 69)       Director and/or Trustee of the 18 investment
                                companies in the Delaware Group; Board Chairman,
                                Citadel Constructors, Inc., 1988 to present;
                                Partner, I&L Investors, 1988 to 1991; Partner,
                                Irwin & Leighton (building construction), 1986 to 1988.


Anthony D. Knerr (age 58)       Director and/or Trustee of the 18 investment
                                companies in the Delaware Group; founder and Managing Director, Anthony Knerr & Associates
                                (consulting company to non-profit institutions and organizations), 1991 to present; founder and Chairman of The Publishing Group, Inc., 1988 to
                                1990; Executive Vice President/ Finance and
                                Treasurer, Columbia University, 1982 to 1988;
                                lecturer in English, Columbia University, 1987 to 1989.


Ann R. Leven (age 56)           Director and/or Trustee of the 18 investment
                                companies in the Delaware Group; Director of four investment companies sponsored by Aquila
                                Management Corporation, 1985 to present;
                                Treasurer, National Gallery of Art, 1994 to present; Deputy Treasurer, National Gallery of
                                Art, 1990 to 1994; Treasurer and Chief Fiscal
                                Officer, Smithsonian Institution, 1984 to 1990;
                                Adjunct Professor, Columbia Business School,
                                1975 to 1992.

*Jeffrey J. Nick (age 43)       President, Chief Executive Officer and Director
                                of Lincoln National Investment Companies, Inc.;
                                Managing Director, Lincoln National UK plc, 1992 to present; responsible for corporate planning and development, Lincoln National Corporation,
                                1989 to 1992; previously, Arthur D. Little, Inc.
                                (management consultancy); Chase Investment Bank
                                (merchant banking).


Charles E. Peck (age 71)        Director and/or Trustee of the 18 investment
                                companies in the Delaware Group;
                                Secretary/Treasurer, Enterprise Homes, Inc.,
                                1992 to present; Chairman and Chief Executive
                                Officer, The Ryland Group, Inc. (home building),
                                1981 to 1990.


*Wayne A. Stork (age 59)        Chairman, President, Chief Executive Officer,
                                Director and/or Trustee of 17 investment companies in the Delaware Group (which excludes
                                Delaware Pooled Trust, Inc.), Delaware
                                Management Holdings, Inc., DMH Corp., Delaware
                                International Holdings Ltd. and Founders
                                Holdings, Inc.; Chairman and Director of
                                Delaware Pooled Trust, Inc., Delaware
                                Distributors, Inc. and Delaware Capital
                                Management, Inc.; Chairman, President, Chief
                                Executive Officer, Chief Investment Officer and
                                Director of Delaware Management Company, Inc.;
                                Chairman, Chief Executive Officer and Director of Delaware International Advisers Ltd.;
                                Director of Delaware Service Company, Inc. and
                                Delaware Investment & Retirement Services, Inc.;
                                during the past five years, Mr. Stork has served in various executive capacities at different times within the Delaware organization.

---------------------
* Denotes directors who will be considered to be "interested persons" (as defined by the 1940 Act) of the Funds upon closing of the Merger.


         As of January 31, 1997, the current officers and directors of each Fund as a group beneficially owned less than 1% of each class of outstanding shares of such Fund.

         The Board of Directors of each Fund has established an Audit Committee which consists of each of the current directors. If the nominees named above are elected and the Merger is consummated, it is expected that the Audit Committee will be reconstituted at the first meeting of the Boards of Directors following the Closing. The Audit Committee met two times during the most recently ended fiscal year for each Fund. The Funds do not have nominating or compensation committees.

         The functions to be performed by the Audit Committee are to recommend annually to the Board a firm of independent certified public accountants to audit the books and records of each Fund for the ensuing year; to monitor that firm's performance; to review with the firm the scope and results of each audit and determine the need, if any, to extend audit procedures; to confer with the firm and representatives of each Fund on matters concerning the Fund's financial statements and reports including the appropriateness of its accounting practices and of its financial controls and procedures; to evaluate the independence of the firm; to review procedures to safeguard portfolio securities; to review the purchase by each Fund from the firm of non-audit services; to review all fees paid to the firm; and to facilitate communications between the firm and each Fund's officers and directors.


         For the most recently ended fiscal year of each Fund, there were five meetings of the Board of Directors. The only nominee for director at this Meeting, Mr. Madison, attended at least 75% of the meetings of the Board of Directors and of committees of which he was a member that were held while he was serving on the Board of Directors or on such committee.


         No compensation is paid by any Fund to its officers or directors, except that each director who is not an employee of VFM or any of its affiliates currently receives an annual fee of $26,000 for serving as a director of all of the open-end and closed-end investment companies for which VFM acts as investment adviser, plus a $500 fee for each special in-person meeting attended by such director. Set forth below is the compensation received by each current director from each Fund for its most recently ended fiscal year and the total compensation received by each such director from all open-end and closed-end investment companies managed by VFM during the calendar year ended December 31, 1996.

                                                                  DIRECTOR
COMPENSATION               --------------------------------------------------------------------------------------
FROM EACH FUND              MR. FRAME   MS. JOHNSON     MR. MCNAMARA     MR. MADISON    MR. NELSON    MR. ODEGARD
-----------------------------------------------------------------------------------------------------------------


Arizona Fund               $       606   $    2,543       $     606       $      458    $      620   $       606
Colorado Fund              $       976   $    4,089       $     976       $      737    $      997   $       976
Florida Fund               $       489   $    2,054       $     489       $      370    $      500   $       489
Minnesota Fund             $       531   $    2,224       $     531       $      401    $      543   $       531
Minnesota Fund II          $     1,457   $    6,109       $   1,457       $    1,101    $    1,490   $     1,457
Minnesota Fund III         $       353   $    1,480       $     353       $      266    $      360   $       353

TOTAL COMPENSATION
FROM FUND COMPLEX *        $    25,500   $   25,500       $  25,500       $   25,500    $   25,500   $    25,500

* Director compensation paid during the first quarter of 1996 was based on an annual fee of $24,000, which was subsequently increased to $26,000.


VOTE REQUIRED


         EACH FUND'S BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF SUCH FUND VOTE IN FAVOR OF THE FOREGOING NOMINEES TO SERVE AS NEW DIRECTORS OF SUCH FUND. The vote of a majority of the preferred shares of each Fund represented at the meeting and entitled to vote, provided at least a quorum is represented in person or by proxy, is sufficient for the election of the above nominees listed under Table I to the Board of Directors of each Fund. The vote of a majority of the preferred shares and common shares of each Fund represented at the meeting, provided at least a quorum is represented in person or by proxy, is sufficient for the election of the above nominees listed under Table II to the Board of Directors of each Fund. Unless otherwise instructed, the proxies will vote, on behalf of the holders of the preferred shares, for the two nominees listed under Table I, and on behalf of the holders of the preferred shares and common shares voting together as single class, for the six nominees listed under Table II. In the event any of the above nominees are not candidates for election at the meeting, the proxies will vote for such other persons as the Board of Directors may designate. Nothing currently indicates that such a situation will arise.


                                  PROPOSAL TWO
                               PROPOSAL TO APPROVE
                       NEW INVESTMENT ADVISORY AGREEMENTS

INTRODUCTION

         As discussed above, the Merger will cause the current investment advisory agreement of each Fund (individually a "Current Agreement" and collectively the "Current Agreements") to terminate automatically in accordance with its terms, as required by the 1940 Act. Such terminations will necessitate adoption by each Fund of a new investment advisory agreement for the provision of such services (individually a "New Agreement" and collectively the "New Agreements"). Under the 1940 Act, each Fund's New Agreement must be approved by the Fund's shareholders.

         Shareholders of each Fund (except Florida Fund) are being asked to approve New Agreements with VFM. For each such Fund, the principal portfolio manager, either Andrew M. McCullagh or Elizabeth H. Howell, will remain unchanged. Biographical information on Mr. McCullagh and Ms. Howell can be found below under "Executive Officers of the Funds."


         Shareholders of Florida Fund are being asked to approve a New Agreement with DMC. The portfolio managers of Florida Fund will be Mitchell L. Conery and Patrick P. Coyne, whose biographical information can be found below under "Executive Officers of the Funds."


BOARD OF DIRECTORS RECOMMENDATION

         The Board of Directors of each Fund, including the disinterested directors, voted to approve the New Agreements. For information about the Board's deliberations and the reasons for its recommendation, please see "Evaluation of the Merger by the Boards of Directors" near the end of this Proposal Two.

         The Boards of Directors recommend that shareholders of each Fund vote FOR approval of each Fund's New Agreement.

COMPARISON OF NEW AGREEMENTS AND CURRENT AGREEMENTS


         The material differences between the Funds' New Agreements and the Funds' Current Agreements are described below. A form of New Agreement is attached to this Proxy Statement as Exhibit A. The following discussion is qualified in its entirety by reference to the text of such New Agreement. If approved by shareholders, the New Agreements will take effect upon consummation of the Merger.


         ADVISORY SERVICES. Pursuant to both the Current Agreements and the New Agreements, either VFM or DMC, as the case may be (sometimes referred to hereinafter as the "Adviser"), has the sole and exclusive responsibility for the management of the respective Fund's portfolio and the making and execution of all investment decisions for the Fund subject to the objectives and investment policies and restrictions of the Fund and subject to the supervision of the Fund's Board of Directors; provided that under the New Agreements the Adviser may retain one or more sub-advisers. See "Ability to Retain a Sub-Adviser" below. Under the Current Agreements and the New Agreements the Adviser is required to furnish, at its own expense, office facilities, equipment and personnel for servicing the investments of each Fund. In addition, the Adviser is required, if a Fund so requests, to arrange for its officers and employees to serve without compensation from the Funds as directors, officers or employees of the Funds if duly elected to such positions by the shareholders or directors of the Funds.


         ADMINISTRATIVE AND ACCOUNTING SERVICES. Under both the Current Agreements and the New Agreements, the Adviser is required to provide to each Fund all administrative and accounting services required by the Fund and not provided by the Fund's administrator or the Fund's custodian, transfer agent, dividend disbursing agent and registrar, including the calculation of the Fund's net asset value.


         COMPENSATION. Investment advisory fees payable by each Fund under its Current Agreement are identical to fees which will be payable under its New Agreement. As compensation for the Adviser's services, each Fund is obligated to pay to the Adviser a monthly fee computed at the annual rate of .40% of each Fund's average weekly net asset value, including assets attributable to outstanding preferred stock.

         Under both the Current Agreements and the New Agreements, all costs and expenses incurred in the operation of the Funds, to the extent not specifically assumed by the Adviser, are the responsibility of the Funds.

         ABILITY TO RETAIN A SUB-ADVISER. The Current Agreements provide that VFM shall have the sole and exclusive responsibility for the management of each Fund's investment portfolio and for making and executing all investment decisions for each Fund. Each New Agreement authorizes the Adviser, at its expense, to retain a sub-adviser or sub-advisers to perform some or all of the services for which the Adviser is responsible under the New Agreement. Any retention of a sub-adviser is subject to approval by the Board of Directors and the shareholders of the respective Fund.

         PORTFOLIO TRANSACTIONS AND ALLOCATION OF BROKERAGE. The New Agreements each provide that, subject to the primary objective of obtaining the best available prices and execution, the Adviser may place orders with brokers or dealers who provide brokerage and research service to the Adviser or its advisory clients. The New Agreements also provide that, to the extent consistent with the Rules of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., these orders may be placed with brokers who sell shares of the Funds to which the Adviser provides advisory services. The services which may be provided to the Adviser include advice, either directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; furnishing of analyses and reports concerning issuers, securities or industries; providing information on economic factors and trends; assisting in determining portfolio strategy; providing computer software and hardware used in security analyses; and providing portfolio performance evaluation and technical market analyses. Such services will be used by the Adviser in connection with its investment decision-making process with respect to one or more Funds and accounts that it manages, and need not be used, or used exclusively, with respect to the Fund or account generating the brokerage. The New Agreements also provide that higher commissions are permitted to be paid to broker/dealers who provide brokerage and research services than to broker/dealers who do not provide such services if such higher commissions are deemed reasonable in relation to the value of the brokerage and research services provided. There are no provisions in the Current Agreements addressing these issues. Disclosure in each Fund's registration statement provided, however, that the Adviser could engage in such practices.

         TERM. If approved by shareholders, the New Agreements will become effective upon consummation of the Merger and will have initial terms of two years. Thereafter, as is also the case with the Current Agreements, each Fund's New Agreement will continue from year to year only if approved annually (a) by the Fund's Board of Directors or by the vote of a majority of the outstanding voting securities of the Fund and (b) by the vote of a majority of the directors of the Fund who are not parties to the Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting of the Board of Directors of the Fund called for the purpose of voting on such approval. In the case of both the New Agreements and the Current Agreements, each Agreement may be terminated by the Fund or by the Adviser on 60 days' notice to the other party, and terminates automatically upon its assignment.

OTHER INFORMATION RELATED TO ADVISORY AGREEMENTS

         The table below sets forth for each Fund the date of such Fund's Current Agreement, the date on which such Agreement was last submitted to a vote of the shareholders of the Fund, the purpose of such submission, the rate of compensation payable under such Agreement, advisory fees paid to VFM for the Fund's last fiscal year and the Fund's net assets at December 31, 1996.

                                       DATE LAST                                                   NET ASSETS
                          DATE OF    SUBMITTED TO    PURPOSE OF       RATE OF      ADVISORY          OF FUND
                           AGMT      SHAREHOLDERS    SUBMISSION    COMPENSATION*   FEES PAID       AT 12/31/96
                           ----      ------------    ----------    -------------   ---------       -----------
Arizona Fund              11/1/93       7/26/94         (1)            .40%       $  265,763    $   67,367,446
Florida Fund              11/1/93       7/26/94         (1)            .40%       $  214,520    $   54,439,214
Colorado Fund             11/1/93       7/26/94         (1)            .40%       $  427,133    $  107,788,794
Minnesota Fund            11/1/93       7/26/94         (1)            .40%       $  232,200    $   58,315,692
Minnesota Fund II         11/1/93       7/26/94         (1)            .40%       $  637,469    $  161,051,362
Minnesota Fund III       10/21/93           N/A         (2)            .40%       $  153,541    $   38,910,971

--------------------
*    As a percentage of average weekly net assets.
(1) To ratify the Advisory Agreement approved at a special meeting of shareholders held 10/13/93.
(2)  Not submitted to public shareholders.

EVALUATION OF THE MERGER BY THE BOARDS OF DIRECTORS


         On January 15, 1997, the Boards of Directors of the Funds were informed by VFM that DFG had entered into the Merger Agreement. After such notification, the Boards were advised by counsel to the Funds regarding their fiduciary obligations and the nature and extent of the information that they should consider requesting in order to evaluate the New Agreements and the potential impact of the Merger on the Funds and their shareholders. A special meeting of the Boards was held on January 28, 1997, at which meeting the Boards met with various executive officers of LNC and DMC ("LNC representatives"). These individuals presented to Board members background information on LNC, information on DMC, including its experience in municipal bond fund and fixed income fund management, and the structure of and rationale behind the proposed Merger. They also explained to Board members the organizational continuity that would follow the Merger, noting in particular that the Funds (except Florida
Fund) would continue to be managed by their current portfolio managers and that each Fund's current administrative services agreement would remain in effect. LNC representatives summarized other benefits that the Merger, in their opinion, could bring to Fund shareholders, including the expanded depth of resources that could be devoted to investment management.

         At the meeting, the Boards appointed a special committee made up of disinterested directors (the "Special Committee") to further consider and make recommendations to the Boards as to the appropriateness of the proposed transactions. Those directors who are members of the Special Committee are James
W. Nelson and Thomas F. Madison. On February 5, 1997, the Special Committee traveled to DMH's headquarters and met with senior management representatives of DMC and its affiliates to review various aspects of the proposed Merger, the background of DMC and its affiliates, DMC's operational capabilities and compliance functions and future plans for the Funds. The Special Committee also met with outside counsel to the funds in the Delaware Group, a representative of Ernst & Young LLP ("Ernst & Young"), the independent public accountants to the funds in the Delaware Group, proposed portfolio managers for Florida Fund and with certain nominees to the Funds' Boards.

         At a meeting on February 7, 1997, the Boards of Directors of the Funds met with the Special Committee to review the findings of such committee. The Boards also met with senior management representatives of DMC and its affiliates and reviewed substantial additional information, including information regarding the following points: (a) the structure of the Merger; (b) the performance and abilities of DMC, including performance information for funds in the Delaware Group; (c) benefits of the Merger to Fund shareholders; (d) Fund expenses following the transaction; (e) proposed staffing and personnel relative to the Funds; (f) organizational style; (g) the financial condition of LNC and its affiliates; (h) the fact that consolidations of the Funds currently are not being considered; (i) anticipated changes in Fund officers and counsel; (j) the compliance philosophy and record of DMC and its affiliates; and (k) pro forma profitability information (in connection with providing advisory services to the Voyageur Funds) for DMC, assuming consummation of the Merger.

         A final meeting of the Boards was held on February 14, 1997 for the purpose of approving the Funds' New Agreements. At such meeting, each Fund's Board recommended that the shareholders of each Fund approve the Fund's New Agreement, to become effective as of the closing of the Merger. During its deliberations the Boards noted, in particular, the following:



         * Each Fund's New Agreement contains substantially the same material terms and conditions as are contained in the Fund's Current Agreement except that, as discussed above, the New Agreements allow the Adviser to retain one or more sub-advisers.

         * The Funds will not bear any costs or expenses in connection with the Merger, including the costs of this proxy solicitation.


         * No change in any Fund's investment objectives or fundamental policies are currently contemplated in connection with the Merger.


         * The Merger is expected to result in a number of benefits to shareholders, including an expanded depth of resources that can be devoted to investment management.

         * The Merger is not expected to cause any change in the investment personnel managing the Funds (except Florida Fund).


         The Board also considered Section 15(f) of the 1940 Act during its deliberations. Section 15(f) provides a "safe harbor" from the 1971 case of ROSENFELD V. BLACK, in which the U.S. Court of Appeals for the Second Circuit held that an investment adviser is prohibited from benefitting financially in connection with the sale or assignment of its advisory office to another investment adviser. Under the ROSENFELD analysis, any compensation received by an investment adviser or an affiliate thereof in connection with the transfer or assignment of an investment advisory agreement arguably would be prohibited if all or any portion of such compensation constitutes consideration for the assistance by such investment adviser or affiliate thereof in facilitating the transfer of the investment advisory office to the successor adviser. The Section 15(f) safe harbor is available if two conditions are met. First, for a period of three years after the transaction at least 75% of the board members of the investment company must not be "interested persons" (within the meaning of the 1940 Act) of the new or predecessor investment adviser. The Board of Directors which shareholders are being asked to elect in Proposal One, above, consists of eight directors, two of whom, Jeffrey J. Nick and Wayne A. Stork, are interested persons of LNC, and none of whom are interested persons of VFM. Accordingly, the composition of the proposed Board of Directors would be in compliance with this provision of Section 15(f). Second, an "unfair burden" must not be imposed upon the investment company as a result of such transaction or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" is defined in Section 15(f) to include any arrangement during a two-year period after the transaction whereby the investment adviser, or any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its shareholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for such investment company). In connection therewith, LNC represented to the Board that it will use its best efforts to assure that the Funds do not execute any portfolio transactions through an affiliate of LNC for a period of at least two years following consummation of the Merger.

         LNC has represented in the Merger Agreement that neither LNC nor any of its affiliates has any express or implied understanding or arrangement which would impose an unfair burden on any of the Funds or would in any way violate
Section 15(f) of the 1940 Act as a result of the transactions contemplated by the Merger Agreement.

VOTE REQUIRED

         THE BOARDS OF DIRECTORS RECOMMEND THAT SHAREHOLDERS OF EACH FUND VOTE IN FAVOR OF THE APPROVAL OF SUCH FUND'S NEW AGREEMENT. Approval by each Fund requires the favorable vote of a majority of the outstanding shares (preferred shares and common shares, voting together as a single class), as defined in the 1940 Act, which means the lesser of the vote of (a) 67% of the shares of the Fund present at a meeting where more than 50% of the outstanding shares are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund. Unless otherwise instructed, the proxies will vote to approve the New Agreements.


                                 PROPOSAL THREE
                                 RATIFICATION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The 1940 Act provides that every registered investment company shall be audited at least once each year by independent public accountants selected by a majority of the directors of the investment company who are not interested persons of the investment company or its investment adviser. The 1940 Act requires that the selection be submitted for ratification or rejection by the shareholders at their next annual meeting following the selection.


         KPMG Peat Marwick LLP ("KPMG") has acted as independent public accountants for each Fund since its inception. However, Ernst & Young acts as independent public accountants for the Delaware Group. At the request of LNC, in connection with the Funds becoming a part of the Delaware Group, as described elsewhere herein, the Boards of Directors of the Funds, including a majority who are not interested persons of VFM or DMC, have appointed Ernst & Young to become the independent public accountants for the Funds for the fiscal year ending March 31, 1998. This appointment is contingent upon consummation of the Merger.


         KPMG has not rendered any adverse or qualified opinions, or any disclaimers of opinions, with respect to the Funds, and the Funds have not had any disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.


         Representatives of Ernst & Young are expected to be present at the meeting. Such representatives will be given the opportunity to make a statement to the shareholders if they desire to do so and are expected to be available to respond to any questions that may be raised at the meeting.


VOTE REQUIRED


         THE BOARDS OF DIRECTORS RECOMMEND THAT SHAREHOLDERS OF EACH FUND VOTE IN FAVOR OF THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR SUCH FUND. For each Fund, the vote of a majority of the shares of the Fund represented at the meeting and entitled to vote, provided at least a quorum is represented in person or by proxy, is sufficient for the ratification of the selection of the independent public accountants.


                         SUPPLEMENTAL INFORMATION ABOUT
                          VOYAGEUR FUND MANAGERS, INC.

         VFM, a Minnesota corporation, is an indirect wholly owned subsidiary of DFG, which is owned 49.83% by Michael E. Dougherty and 49.83% equally by James
O. Pohlad, Robert C. Pohlad and William M. Pohlad. Mr. Dougherty co-founded the predecessor of DFG in 1977 and has served as DFG's Chairman of the Board and Chief Executive Officer since inception. As of January 31, 1997, VFM and its affiliates served as the investment manager to six closed-end and ten open-end investment companies (comprising 33 separate investment portfolios), administered numerous private accounts and managed approximately $11 billion in assets.

         The names and principal occupations of the principal executive officer and each director of VFM are set forth below. The address of all individuals is that of the VFM and the Funds.

NAME                      PRINCIPAL OCCUPATION
----                      --------------------
Michael E. Dougherty      Chairman of VFM; Chairman of Voyageur Fund
                          Distributors, Inc. ("VFD") and Dougherty Dawkins,
                          Inc.; Director, Chairman of the Board, President and
                          Chief Executive Officer of DFG.

John G. Taft              Director and President of VFM; Director and Executive
                          Vice President of VFD.

Jane M. Wyatt             Director and Chief Investment Officer of VFM; Director
                          and Executive Vice President of VFD.

Frank C. Tonnemaker       Director and Executive Vice President of VFM;
                          and Director and President of VFD.

         All of such individuals will resign their positions immediately prior to Closing. It is expected that, after consummation of the Merger, the individuals who currently serve as the principal executive officer and directors of DMC will also serve as the principal executive officer and directors of VFM. See "Supplemental Information about Delaware Management Company, Inc." below.

         Information regarding compensation received by VFM pursuant to the advisory agreements for the Funds is set forth above under "Proposal Two -- Proposal to Approve New Investment Advisory Agreements." Set forth below is information regarding the open-end funds for which VFM acts as investment adviser and which have investment objectives similar to those of one or more of the Funds being asked to approve new investment advisory agreements under Proposal Two:


                                                                   Advisory Fees
                                              Rate of VFM's         Waived for          Net Assets
Fund                                          Compensation*      Last Fiscal Year     as of 12/31/96
----                                          -------------      ----------------     ----------------
Arizona Insured Tax Free Fund                    0.50%            $          0        $    212,922,363
Arizona Tax Free Fund                            0.50%            $     55,464        $     13,268.431
California Insured Tax Free Fund                 0.50%            $     75,000        $     37,323,194
California Tax Free Fund                         0.50%            $      7,369        $      1,972,477
Colorado Tax Free Fund                           0.50%            $          0        $     64,022,636
Florida Limited Term Tax Free Fund               0.40%            $     11,429        $      4,255,243
Florida Insured Tax Free Fund                    0.50%            $     25,000        $    195,392,923
Florida Tax Free Fund                            0.50%            $     29,915        $      7,411,424
Minnesota Limited Term Tax Free Fund             0.40%            $          0        $     67,569,891
Minnesota Insured Fund                           0.50%            $          0        $    314,820,291
Minnesota Tax Free Fund                          0.50%            $          0        $    437,696,176
Minnesota High Yield Municipal Bond Fund         0.65%            $     17,203        $      9,705,551
National Limited Term Tax Free Fund              0.40%            $      4,731        $      1,184,425
National Insured Tax Free Fund                   0.50%            $    145,000        $     32,030,258
National Tax Free Fund                           0.50%            $     12,665        $      3,737,821
National High Yield Municipal Bond Fund          0.65%            $     35,572        $     59,192,976
Idaho Tax Free Fund                              0.50%            $    130,000        $     33,451,212
Iowa Tax Free Fund                               0.50%            $      5,000        $     42,352,589
Kansas Tax Free Fund                             0.50%            $     30,000        $     12,668,250
Missouri Insured Tax Free Fund                   0.50%            $     95,000        $     59,885,472
New York Tax Free Fund                           0.50%            $     17,615        $     10,351,401
New Mexico Tax Free Fund                         0.50%            $          0        $     21,268,754
North Dakota Tax Free Fund                       0.50%            $          0        $     34,454,124
Oregon Insured Tax Free Fund                     0.50%            $     65,000        $     26,031,139
Utah Tax Free Fund                               0.50%            $     21,935        $      4,258,007
Washington Insured Tax Free Fund                 0.50%            $     12,662        $      2,917,416
Wisconsin Tax Free Fund                          0.50%            $     10,000        $     30,186,630

--------------------
*    As a percentage of average daily net assets.


                         SUPPLEMENTAL INFORMATION ABOUT
                        DELAWARE MANAGEMENT COMPANY, INC.

         DMC is an indirect, wholly owned subsidiary of DMH. In turn, DMH is an indirect, wholly-owned subsidiary, and subject to the ultimate control, of LNC. LNC, an Indiana corporation with headquarters in Fort Wayne, Indiana, is a diversified organization with operations in many aspects of the financial services industry, including insurance and investment management. DMC and its predecessors have been managing the funds in the Delaware Group since 1938. On December 31, 1996, DMC and its affiliates within the Delaware Group, including Delaware International Advisers Ltd., were supervising in the aggregate approximately $32 billion in assets in the various institutional or separately managed and investment company accounts. DMC is located at One Commerce Square, Philadelphia, Pennsylvania 19103.

         The names and principal occupations of the principal executive officer and each director of DMC are set forth below. The address of all individuals is that of DMC.

NAME                        PRINCIPAL OCCUPATION
----                        --------------------

Wayne A. Stork              Chairman, President, Chief Executive Officer, Chief
                            Investment Officer and Director of Delaware
                            Management Company, Inc.; Chairman, President, Chief
                            Executive Officer, Director and/or Trustee of 17 investment companies in the Delaware Group (which excludes Delaware Pooled Trust, Inc.), Delaware
                            Management Holdings, Inc., DMH Corp., Delaware
                            International Holdings Ltd. and Founders Holdings,
                            Inc.; Chairman and Director of Delaware Pooled
                            Trust, Inc., Delaware Distributors, Inc. and
                            Delaware Capital Management, Inc.; Chairman, Chief
                            Executive Officer and Director of Delaware
                            International Advisers Ltd.; Director of Delaware
                            Service Company, Inc. and Delaware Investment &
                            Retirement Services, Inc.


Winthrop S. Jessup          Executive Vice President and Director of Delaware
                            Management Company, Inc.; Executive Vice President of 17 investment companies in the Delaware Group
                            (which excludes Delaware Pooled Trust, Inc.) and
                            Delaware Management Holdings, Inc.; President and
                            Chief Executive Officer of Delaware Pooled Trust,
                            Inc.; President and Director of Delaware Capital
                            Management, Inc.; Executive Vice President and
                            Director of DMH Corp., Delaware International
                            Holdings Ltd. and Founders Holdings, Inc.; Vice
                            Chairman and Director of Delaware Distributors,
                            Inc.; Vice Chairman of Delaware Distributors, L.P.;
                            Director of Delaware Service Company, Inc., Delaware
                            International Advisers Ltd., Delaware Management
                            Trust Company and Delaware Investment & Retirement
                            Services, Inc.


Richard G. Unruh, Jr.       Executive Vice President and Director of Delaware
                            Management Company, Inc.; Executive Vice President of the 18 investment companies in the Delaware
                            Group; Senior Vice President of Delaware Management
                            Holdings, Inc.; Director of Delaware International
                            Advisers Ltd.

David K. Downes             Executive Vice President/Chief Operating
                            Officer/Chief Financial Officer and Director of
                            Delaware Management Company, Inc.; Senior Vice
                            President/Chief Administrative Officer/Chief
                            Financial Officer of the 18 investment companies in the Delaware Group; Chairman and Director of
                            Delaware Management Trust Company and Delaware
                            Investment & Retirement Services, Inc.;
                            President/Chief Executive Officer/Chief Financial
                            Officer and Director of Delaware Service Company,
                            Inc.; Executive Vice President/Chief Operating
                            Officer/Chief Financial Officer and Director of DMH
                            Corp., Delaware Distributors, Inc., Founders
                            Holdings, Inc. and Delaware International Holdings
                            Ltd.; Executive Vice President/Chief Operating
                            Officer/Chief Financial Officer of Delaware
                            Management Holdings, Inc. and Delaware Capital
                            Management, Inc.; Senior Vice President/Chief
                            Administrative Officer/Chief Financial Officer of
                            Delaware Distributors, L.P., Director of Delaware
                            International Advisers Ltd.

George M. Chamberlain, Jr.  Senior Vice President, Secretary and Director of
                            Delaware Management Company, Inc.; Senior Vice President and Secretary of the 18 investment companies in the Delaware Group, Delaware Management Holdings, Inc. and Delaware Distributors, L.P.; Executive Vice President, Secretary and Director of Delaware Management Trust Company; Senior Vice President, Secretary and Director of DMH Corp., Delaware Distributors, Inc., Delaware Service Company, Inc., Delaware Investment & Retirement Services, Inc., Founders Holdings, Inc. and Delaware Capital Management, Inc.; Secretary and Director of Delaware International Holdings Ltd., Director of Delaware International Advisers Ltd., Attorney.


         DMC currently serves as investment adviser for the following funds that have investment objectives similar to those of one or more of the Funds being asked to approve new investment advisory agreements under Proposal Two:



                                                                               ADVISORY FEES
                                                                                 WAIVED FOR          NET ASSETS
FUND                                          RATE OF COMPENSATION*           LAST FISCAL YEAR     AS OF 12/31/96
----                                          ---------------------           ----------------     --------------
DMC Tax-Free Income Trust-
   Pennsylvania                         0.60% on the first $500 million,         $       0        $  980,153,397
                                        0.575% on the next $250 million
                                        and 0.55% on assets in excess of
                                        $750 million
Delaware Group Tax-Free
   Fund, Inc. - Tax-Free                0.60% on the first $500 million,         $       0        $  714,446,205
   USA Fund                             0.575% on the next $250 million
                                        and 0.55% on assets in excess of
                                        $750 million
Delaware Group Tax-Free
   Fund, Inc. - Tax-Free                0.60% per annum                          $       0        $   82,759,533
   Insured Fund

Delaware Group Tax-Free Fund, Inc.
   Tax-Free USA Intermediate Fund       0.50% per annum                          $ 106,549        $   27,729,826
--------------------


* As a percentage of average daily net assets. Fees are reduced by fees paid to directors or trustees of the Fund.




                         EXECUTIVE OFFICERS OF THE FUNDS


         Certain information about the executive officers of the Funds is set forth below. Unless otherwise indicated, all positions have been held more than five years.

                                POSITION AND TERM OF OFFICE WITH THE FUNDS AND
NAME (AGE)                      BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
----------                      ----------------------------------------------

John G. Taft (42)               President of the Funds (Executive Vice President
                                of Colorado Tax Free Fund); President of VFM;
                                Director of VFM and of VFD since 1993; Executive
                                Vice President of VFD (since 1995); Management
                                Committee member of VFM from 1991 to 1993.

Andrew M. McCullagh, Jr. (48)   Executive Vice President of the Funds (President
                                of Colorado Tax Free Fund); Senior Tax Exempt
                                Portfolio Manager of VFM; previously, Director of VFM and VFD from 1993 to 1995.

Jane M. Wyatt (42)              Executive Vice President of the Funds; Director
                                and Chief Investment Officer of VFM since 1993;
                                Director and Executive Vice President of VFD since 1993; previously, Executive Vice President and Portfolio Manager of VFM from 1992 to 1993.

Steven P. Eldredge (40)         Vice President of the Funds since 1995; Senior
                                Tax Exempt Portfolio Manager of VFM since 1995;
                                previously, portfolio manager for ABT Mutual
                                Funds, Palm Beach, Florida, from 1989 to 1995.

Elizabeth H. Howell (35)        Vice President of the Funds; Senior Tax Exempt
                                Portfolio Manager of VFM.

James C. King (56)              Vice President of the Funds; Senior Equity
                                Portfolio Manager of VFM since 1993; previously,
                                Director of VFM and VFD from 1993 to 1995.

Kenneth R. Larsen (33)          Treasurer of the Funds; Treasurer of VFM and
                                VFD; previously, Director, Secretary and
                                Treasurer of VFM and VFD from 1993 to 1995.

Thomas J. Abood (33)            Secretary of the Funds since 1995; Senior Vice
                                President and General Counsel since 1994 of DFG;
                                Senior Vice President of VFM, VFD and Voyageur
                                Companies, Inc. since 1995; previously, Vice
                                President of VFM and Voyageur Companies, Inc.
                                from 1994 to 1995; previously, associated with the law firm of Skadden, Arps, Slate, Meagher &
                                Flom, Chicago, Illinois from 1988 to 1994.


         All of such individuals, except Ms. Howell and Mr. McCullagh, will resign their positions with the Funds immediately prior to Closing. It is expected that, after consummation of the Merger, the newly elected Boards of Directors will elect the following individuals, in addition to Ms. Howell and Mr. McCullagh, to serve as officers of the Funds:


                                EXPECTED POSITION WITH THE FUNDS AND
NAME (AGE)                      BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
----------                      ----------------------------------------------

Wayne A. Stork (59)             Chairman, President, Chief Executive Officer,
                                Director and/or Trustee of the Funds. See
                                "Supplemental Information About Delaware
                                Management Company, Inc." for a description of Mr. Stork's business experience.


Winthrop S. Jessup (51)         Executive Vice President of the Funds. See
                                "Supplemental Information About Delaware
                                Management Company, Inc." for a description of Mr. Jessup's business experience.

Richard G. Unruh, Jr. (57)      Executive Vice President of the Funds. See
                                "Supplemental Information About Delaware
                                Management Company, Inc." for a description of Mr. Unruh's business experience.

Paul E. Suckow (49)             Executive Vice President/Chief Investment
                                Officer, Fixed Income of the Funds and of the 18 investment companies in the Delaware Group and Delaware Management Company, Inc.; Executive
                                Vice President and Director of Founders
                                Holdings, Inc.; Senior Vice President/Chief
                                Investment Officer, Fixed Income of Delaware
                                Management Holdings, Inc.; Senior Vice President of Delaware Capital Management, Inc.; Director of Founders CBO Corporation; Director of HYPPCO
                                Finance Company Ltd.; before returning to the Delaware Group in 1993, Mr. Suckow was Executive
                                Vice President and Director of Fixed Income for
                                Oppenheimer Management Corporation, New York,
                                New York from 1985 to 1992; prior to 1985, he was a fixed-income portfolio manager for the Delaware Group.

David K. Downes (57)            Senior Vice President/Chief Administrative
                                Officer/ Chief Financial Officer of the Funds.
                                See "Supplemental Information About Delaware
                                Management Company, Inc." for a description of Mr. Downes' business experience.

George M. Chamberlain, Jr. (50) Senior Vice President and Secretary of the
                                Funds. See "Supplemental Information About
                                Delaware Management Company, Inc." for a description of Mr. Chamberlain's business experience.

Mitchell L. Conery (38)         Vice President/Senior Portfolio Manager of the
                                tax-free Funds and of the tax-free and
                                fixed-income investment companies in the
                                Delaware Group and Delaware Management Company,
                                Inc.; from 1995 to 1996, Mr. Conery was an investment officer with Travelers Insurance and from 1992 to 1995, he was a research analyst with CS First Boston. Mr. Conery joined the
                                Delaware Group in 1997.

Patrick P. Coyne (33            Vice President/Senior Portfolio Manager of the
                                tax-free Funds and of the tax-free and
                                fixed-income investment companies in the
                                Delaware Group, Delaware Management Company,
                                Inc. and Delaware Capital Management, Inc.;
                                during the past five years, Mr. Coyne has served in various capacities within the Delaware organization.

Edward N. Antoian (41)          Vice President/Senior Portfolio Manager of the
                                equity Funds and of the equity investment companies in the Delaware Group, Delaware
                                Management Company, Inc. and Delaware Capital
                                Management, Inc.; during the past five years, Mr. Antoian has served in various capacities within the Delaware organization.

Gerald S. Frey (50)             Vice President/Senior Portfolio Manager of the
                                equity Funds and of the equity investment companies in the Delaware Group and Delaware
                                Management Company, Inc.; before joining the Delaware Group in 1996, Mr. Frey was a Senior
                                Director with Morgan Grenfell Capital
                                Management, New York, New York from 1986 to
                                1995.

Michael P. Bishof (34)          Vice President/Treasurer of the Funds and of the
                                18 investment companies in the Delaware Group, Delaware Management Company, Inc., Delaware
                                Distributors, Inc., Delaware Distributors, L.P.,
                                Delaware Service Company, Inc., and Founders
                                Holdings, Inc.; Vice President/Manager of
                                Investment Accounting of Delaware International
                                Holdings Ltd.; Assistant Treasurer of Founders
                                CBO Corporation; before joining the Delaware
                                Group in 1995, Mr. Bishof was a Vice President for Bankers Trust, New York, New York from 1994 to 1995, a Vice President for CS First Boston
                                Investment Management, New York, New York from
                                1993 to 1994 and an Assistant Vice President for
                                Equitable Capital Management Corporation, New
                                York, New York from 1987 to 1993.



                            SUPPLEMENTAL INFORMATION

         Except as noted in the following sentence and based on Fund records and other information, each Fund believes that all SEC filing requirements applicable to its Directors and officers and applicable to VFM and companies affiliated with VFM, pursuant to Section 16(a) of the Securities Exchange Act of 1934, with respect to the Funds' fiscal year ended March 31, 1996, were met. Form 5 Annual Statement of Changes in Beneficial Ownership were untimely filed for Mr. Taft, Ms. Wyatt, Ms. Howell and VFM on July 17, 1996.



                              SHAREHOLDER PROPOSALS


         Any proposal by a shareholder to be considered for presentation at the next Annual Meeting must be received at the Funds' offices no later than October 15, 1997.




Dated:   February 26, 1997





                                                                       EXHIBIT A


                          INVESTMENT ADVISORY AGREEMENT

         This Agreement, made this ___ day of ________, 1997, by and between Voyageur ___________ Fund, Inc., a Minnesota corporation (the "Fund") and [Voyageur Fund Managers, Inc.] [Delaware Management Company, Inc.], a _________ corporation ("Adviser").

         WITNESSETH:

         1. INVESTMENT ADVISORY SERVICES.

         (a) The Fund hereby engages Adviser, and Adviser hereby agrees to act, as investment adviser for, and to manage the investment of the assets of, the Fund.

         (b) The investment of the assets of the Fund shall at all times be subject to the applicable provisions of the Articles of Incorporation, the Bylaws, the Registration Statement, and the current Prospectus and the Statement of Additional Information, if any, of the Fund and shall conform to the policies and purposes of the Fund as set forth in such documents and as interpreted from time to time by the Board of Directors of the Fund. Within the framework of the investment policies of the Fund, and subject to such other limitations and directions as the Board of Directors may from time to time prescribe, Adviser shall have the sole and exclusive responsibility for the management of the Fund's assets and the making and execution of all investment decisions for the Fund, except as set forth in the following paragraph. Adviser shall report to the Board of Directors regularly at such times and in such detail as the Board may from time to time determine appropriate, in order to permit the Board to determine the adherence of Adviser to the investment policies of the Fund.

         (c) Adviser may, at its expense, select and contract with one or more registered investment advisers ("Sub-Adviser") for the Fund to perform some or all of the services for the Fund. Such Sub-Adviser shall be responsible for executing orders for the purchase and sale of portfolio securities. Adviser will compensate any Sub-Adviser for its services to the Fund. Adviser may terminate the services of any Sub-Adviser at any time in its sole discretion, and shall at such time assume the responsibilities of such Sub-Adviser unless and until a successor Sub-Adviser is selected.

         (d) Adviser shall provide to the Fund all administrative and accounting services required by the Fund and not provided by the Fund's administrator or the Fund's custodian, transfer agent, dividend disbursing agent and registrar, including the calculation of the Fund's net asset value in accordance with the Fund's policy as adopted from time to time by the Board of Directors.

         (e) Adviser shall, at its own expense, furnish all office facilities, equipment and personnel necessary to discharge its responsibilities and duties hereunder. Adviser shall arrange, if requested by the Fund, for officers or employees of Adviser to serve without compensation from the Fund as directors, officers, or employees of the Fund if duly elected to such positions by the shareholders or directors of the Fund (as required by law).

         (f) Adviser hereby acknowledges that all records pertaining to the Fund's investments are the property of the Fund, and in the event that a transfer of investment advisory services to someone other than Adviser should ever occur, Adviser will promptly, and at its own cost, take all steps necessary to segregate such records and deliver them to the Fund.

         (g) Subject to the primary objective of obtaining the best available prices and execution, Adviser will place orders for the purchase and sale of portfolio securities with such broker/dealers who provide statistical, factual and financial information and services to the Fund, Adviser or to any other fund for which Adviser provides investment advisory services and/or with broker/dealers who sell shares of the Fund or who sell shares of any other fund for which Adviser provides investment advisory services. Broker/dealers who sell shares of the funds of which Adviser is investment manager, shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the Rules of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

         (h) Notwithstanding the provisions of subparagraph (g) above, and subject to such policies and procedures as may be adopted by the Board of Directors and officers of the Fund, Adviser may ask the Fund and the Fund may agree to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where it and Adviser have determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or Adviser's overall responsibilities with respect to the Fund and to other funds and other advisory accounts for which Adviser exercises investment discretion.

         2. COMPENSATION FOR SERVICES.

         In payment for the investment advisory and management services to be rendered by Adviser hereunder, the Fund shall pay to Adviser a monthly investment advisory fee. Such monthly fee shall be 1/12 of the per annum rate of
 .40% of the Fund's average weekly net assets based on the net asset value on the last day of each week on which the New York Stock Exchange is open for business (or on such other day of each week as may be established by the Fund's Board of Directors). Average net assets shall be calculated for this purpose without regard to the liquidation value of any outstanding shares of preferred stock of the Fund. Such fee shall be payable on the fifth day of each calendar month for services performed hereunder during the preceding month. If this agreement terminates prior to the end of a month, such fee shall be prorated according to the proportion which such portion of the month bears to the full month.

         3. ALLOCATION OF EXPENSES.

         In addition to the fees described in Section 2 hereof, the Fund shall pay all its expenses which are not assumed by Adviser. These Fund expenses include, by way of example, but not by way of limitation, (i) brokerage and commission expenses; (ii) federal, state, local and foreign taxes, including issue and transfer taxes incurred by or levied on the Fund; (iii) interest charges on borrowings; (iv) the Fund's organizational and offering expenses, whether or not advanced by Adviser; (v) fees and expenses of registering the Fund's shares under applicable federal and state securities laws; (vi) fees and expenses of listing and maintaining the listing of the Fund's shares on the principal securities exchange where listed, or, if the Fund's shares are not so listed, fees and expenses of listing and maintaining the quotation of the Fund's shares on the principal over-the-counter market where traded; (vii) expenses of printing and distributing reports to shareholders; (viii) costs of shareholders' meetings and proxy solicitation; (ix) charges and expenses of the Fund's administrator, custodian and registrar, transfer agent and dividend disbursing agent; (x) compensation of the Fund's officers, directors and employees that are not Affiliated Persons or Interested Persons (as defined in Section 2(a)(19) of the 1940 Act and the rules, regulations and releases relating thereto) of Adviser; (xi) legal and auditing expenses; (xii) costs of certificates representing common shares of the Fund; (xiii) costs of stationery and supplies;
(xiv) insurance expenses; (xv) association membership dues; (xvi) expenses of repurchasing shares; (xvii) expenses of issuing any preferred stock or indebtedness; and (xviii) fees of any rating agencies retained to rate any preferred stock issued by the Fund.

         4. FREEDOM TO DEAL WITH THIRD PARTIES.

         Adviser shall be free to render services to others similar to those rendered under this Agreement or of a different nature except as such services may conflict with the services to be rendered or the duties to be assumed hereunder.

         5. LIMITATION OF LIABILITY.

         Adviser shall not be liable for any act or omission, error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its obligations and duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement. Nothing contained in this section shall constitute a waiver of any right which the Fund may have under federal or state laws, including the federal securities laws.

         6. EFFECTIVE DATE, DURATION AND TERMINATION OF AGREEMENT.

         (a) The effective date of this Agreement with respect to each Fund shall be the date set forth in the first paragraph on page one of this Agreement.

         (b) Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect for a period of two years from the date of its execution, and thereafter shall continue in effect only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of the directors of the Fund who are not parties to this Agreement or "interested persons", as defined in the Investment Company Act of 1940 (the "1940 Act"), of Adviser or of the Fund cast in person at a meeting called for the purpose of voting on such approval.

         (c) This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Fund, or by Adviser, upon 60 days' written notice to the other party.

         (d) This agreement shall terminate automatically in the event of its "assignment" (as defined in the 1940 Act). This Agreement shall automatically terminate upon completion of the dissolution, liquidation or winding up of the Fund.

         (e) No amendment to this Agreement shall be effective until approved by the vote of: (i) a majority of the directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of Adviser or of the Fund cast in person at a meeting called for the purpose of voting on such approval; and (ii) a majority of the outstanding voting securities of the Fund.

         (f) Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities or shares of the Fund shall mean the lesser of (i) the vote of 67% or more of the voting securities of the Fund present at a regular or special meeting of shareholders duly called, if more than 50% of the Fund's outstanding voting securities are present in person or represented by proxy, or (ii) the vote of more than 50% of the outstanding voting securities of the Fund.

         7. NOTICES.

         Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for receipt of such notice.

         IN WITNESS WHEREOF, the Fund and Adviser have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                    VOYAGEUR _____________________ FUND, INC.


                                    By ______________________________________

                                      Its ___________________________________



                                    [VOYAGEUR FUND MANAGERS, INC.]
                                    [DELAWARE MANAGEMENT COMPANY, INC.]


                                    By ______________________________________

                                      Its ___________________________________




                   VOYAGEUR [CLOSED-END] MUNICIPAL INCOME FUND
                                  COMMON STOCK
                 THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT

         The undersigned appoints Thomas J. Abood, John G. Taft and Kenneth R. Larsen, and each of them, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of Voyageur [Closed-End] Municipal Income Fund (the "Fund"), held by the undersigned at the annual meeting of shareholders of the Fund to be held on April 11, 1997, and at any adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

THE PROXIES ARE INSTRUCTED:
1.       To vote:
                 ______FOR all nominees listed below (except as marked to the contrary below)
                 ______WITHHOLD AUTHORITY to vote for all nominees listed below

         NOMINEES: Walter P. Babich, Anthony D. Knerr, Ann R. Leven, Jeffrey J. Nick, Charles E. Peck and Wayne A. Stork.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

_______________________________________________________________________________

2. To vote: FOR __________ AGAINST _________ approval of a new Investment Advisory Agreement.

3. To vote: FOR __________ AGAINST _________ ABSTAIN ________ ratification of the selection of Ernst & Young LLP as independent public accountants for the Fund.

         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

         THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE ABOVE MATTERS. IT IS UNDERSTOOD THAT, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL ITEMS. UPON ALL OTHER MATTERS THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE FUND. RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS ACKNOWLEDGED BY YOUR EXECUTION OF THIS PROXY. SIGN, DATE, AND RETURN IN THE ADDRESSED ENVELOPE--NO POSTAGE REQUIRED. PLEASE MAIL PROMPTLY TO SAVE THE FUND FURTHER SOLICITATION EXPENSE.


                                    Dated: _____________________________, 1997

                                    __________________________________________

                                    __________________________________________

                                    IMPORTANT: Please date and sign this Proxy.
                                    If the stock is held jointly, signature
                                    should include both names. Executors,
                                    administrators, trustees, guardians, and others signing in a representative capacity should give their full title as such.




                   VOYAGEUR [CLOSED-END] MUNICIPAL INCOME FUND
                                 PREFERRED STOCK
                 THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT

         The undersigned appoints Thomas J. Abood, John G. Taft and Kenneth R. Larsen, and each of them, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of Voyageur [Closed-End] Municipal Income Fund (the "Fund"), held by the undersigned at the annual meeting of shareholders of the Fund to be held on April 11, 1997, and at any adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

THE PROXIES ARE INSTRUCTED:
1.       To vote:
                 ______FOR all nominees listed below (except as marked to the contrary below)
                 ______WITHHOLD AUTHORITY to vote for all nominees listed below

         NOMINEES: Walter P. Babich, Anthony D. Knerr, Ann R. Leven, W. Thacher Longstreth, Thomas F. Madison, Jeffrey J. Nick, Charles E. Peck and Wayne A. Stork.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

_______________________________________________________________________________

2. To vote: FOR __________ AGAINST _________ approval of a new Investment Advisory Agreement.

3. To vote: FOR __________ AGAINST _________ ABSTAIN ________ ratification of the selection of Ernst & Young LLP as independent public accountants for the Fund.

         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

         THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE ABOVE MATTERS. IT IS UNDERSTOOD THAT, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL ITEMS. UPON ALL OTHER MATTERS THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE FUND. RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS ACKNOWLEDGED BY YOUR EXECUTION OF THIS PROXY. SIGN, DATE, AND RETURN IN THE ADDRESSED ENVELOPE--NO POSTAGE REQUIRED. PLEASE MAIL PROMPTLY TO SAVE THE FUND FURTHER SOLICITATION EXPENSE.



                                    Dated: _____________________________, 1997

                                    __________________________________________

                                    __________________________________________

                                    IMPORTANT: Please date and sign this Proxy.
                                    If the stock is held jointly, signature
                                    should include both names. Executors,
                                    administrators, trustees, guardians, and others signing in a representative capacity should give their full title as such.